Exhibit 99.1


                           [WQN INC GRAPHIC OMITTED]


Company Contact:                                     Investor Contact:
David S. Montoya                                     Leanne Sievers
Chief Financial Officer                              Shelton Investor Relations
investors@wqni.com                                   lsievers@sheltongroup.com
                                                     (972) 239-5119 ext. 114



         WQN, Inc. Acquires Majority Interest in Park Avenue Associates


DALLAS, TX - November 4, 2005 -- WQN, Inc. (Nasdaq: WQNI) announced today that effective October 31, 2005 it has acquired a majority interest in Park Avenue Associates, LLC, a successful real estate development company specializing in the development of properties for small business use and for communities designed for the active adult lifestyle. WQN acquired its 51.1% ownership interest in Park Avenue Associates for a $5.6 million investment, which will be funded, as called, over time. Further, WQN is entitled to elect 3 of the 5 members of the management committee of Park Avenue Associates.

Scott W. Hartman, Chief Executive Officer of WQN, Inc., commented, "We believe that Park Avenue Associates is a quality organization with an experienced and successful management team. This acquisition furthers our progress towards becoming a profitable, diversified operating company through the management of a wide range of strategic businesses within the financial services, real estate, business services and business distribution and technology/telecommunications sectors."

The Company also proudly announced that Mark Hotton would continue to serve as the Chief Executive Officer of Park Avenue Associates.

Mark Hotton commented, "We are pleased to partner with WQN as its managerial expertise and resources will allow us to take advantage of additional opportunities for accelerated growth."

Mr. Hartman concluded, "The acquisition of Park Avenue Associates represents the type of opportunities available to our company that will contribute to long-term creation of shareholder value."


About WQN, Inc.
WQN, Inc. (Nasdaq: WQNI) is a diversified operating company targeting small to middle market growth-oriented companies primarily focused in the financial services, technology/telecommunications, business services and business distribution and real estate industries. Management seeks to make both controlling and minority investments into companies. The Company is headquartered in Dallas, Texas and has offices in New York, New York. For more information about WQN, Inc., please visit the company's Web site at http://www.wqn.com.

About Park Avenue Associates
Park Avenue Associates, LLC is a real estate development company specializing in the development of properties for small businesses as well as for communities designed for the active adult lifestyle. The Company is headquartered in Long Island, New York.


Notice Regarding Forward-Looking Statements
This release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and, as a result, should be considered subject to the many uncertainties that exist in WQN, Inc.'s operations and business environment. Such statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may," "expect," "anticipate," "estimate," or "continue" or the negative thereof or other variations thereon or comparable terminology. The reader is cautioned that all forward-looking statements are necessarily speculative and there are numerous risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. WQN, Inc.'s future business plans, prospects and objectives may change as a result of, or be impacted by, a number of factors. Such factors include, but are not limited to: WQN, Inc.'s expansion and acquisition strategy, the availability, impact and performance of operations and investments that WQN, Inc. has made or intends to make, and general economic and business conditions, including economic and business conditions in those areas in which WQN, Inc. plans to invest and operate. These risk factors and additional information are included in WQN, Inc.'s filings with the Securities and Exchange Commission. All forward-looking statements included in this document are based upon information available to WQN, Inc. as of the date hereof, and WQN, Inc. assumes no obligation to update any such forward-looking statement thus the reader should not assume that silence by WQN, Inc. and its management over time means that actual events are bearing out as estimated in such forward-looking statements.

                                       ###